FRUCI & ASSOCIATES II

A Professional Limited Liability Company

February 26, 2019

U.S. Securities and Exchange Commission Office of the Chief Accountant
100 F Street, NE Washington, DC 20549

Re: Yijia Group Corp

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Yijia Group Corp dated February 25, 2019, and agree with the statements concerning our Firm under the heading "Changes in Registrant's Certifying Accountant."

We have no basis on which to agree or disagree with the other statements contained in the Form 8-K.

Sincerely,

/s/ Fruci & Associates II, PLLC

Members of:

WSCPA

AICPA

PCPS

802 N. Washington St.

PO Box 2163

Spokane, Washington

99210-2163

P 509-624-9223

TF 1-877-264-0485

mail@fruci.com

www.fruci.com